Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

225 Liberty Street, New York, NY	10286
(Address of principal executive offices)	(Zip code)

Seaspan Corporation

(Exact name of obligor as specified in its charter)

Republic of the Marshall Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Unit 2, 2nd Floor, Bupa Centre 141 Connaught Road West Hong Kong, China	Not Applicable
(Address of principal executive offices)	(Zip code)

5.50% Senior Notes due 2026

(Title of the indenture securities)

Table of Additional Obligors

Name of Additional Obligor*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number

Seaspan Holding 140 Ltd.	Republic of the Marshall Islands	N/A
Seaspan 140 Ltd.	Republic of the Marshall Islands	N/A
Seaspan (Asia) Corporation	Republic of the Marshall Islands	N/A
Seaspan Containership 2180 Ltd.	Republic of the Marshall Islands	N/A
Seaspan Containership 2181 Ltd.	Republic of the Marshall Islands	N/A
Seaspan Holdco I Ltd.	Republic of the Marshall Islands	N/A
Seaspan Holdco II Ltd.	Republic of the Marshall Islands	N/A
Seaspan Holdco III Ltd.	Republic of the Marshall Islands	N/A
Seaspan Holdco IV Ltd.	Republic of the Marshall Islands	N/A
Seaspan Investment I Ltd.	Republic of the Marshall Islands	N/A
Seaspan Capital Ltd.	British Columbia, Canada	N/A
Seaspan Ship Management Ltd.	British Columbia, Canada	N/A
Seaspan Crew Management Ltd.	Commonwealth of the Bahamas	N/A
Seaspan Management Services Limited	Bermuda	N/A
Seaspan Advisory Services Limited	Bermuda	N/A

*

The address, including zip code, and telephone number, including area code, of the principal executive offices of each of Seaspan Holding 140 Ltd., Seaspan 140 Ltd., Seaspan (Asia) Corporation, Seaspan Containership 2180 Ltd., Seaspan Containership 2181 Ltd., Seaspan Holdco I Ltd., Seaspan Holdco II Ltd., Seaspan Holdco III Ltd., Seaspan Holdco IV Ltd. and Seaspan Investment I Ltd. is Trust Company Complex, Ajeltake Road, Ajeltake Island, PO Box 1405, Majuro, Marshall Islands MH 96960, Tel: (852) 2540-1686. The address, including zip code, and telephone number, including area code, of Seaspan Capital Ltd. and Seaspan Ship Management Ltd.’s principal executive offices is 2600-200 Granville Street, Vancouver, BC, Canada V6C 1S4, Tel: (604) 638-2575. The address, including zip code, and telephone number, including area code, of Seaspan Crew Management Ltd.’s principal executive offices is c/o H&J Corporate Services Ltd., Ocean Centre, East Bay Street, PO Box SS 19084, Nassau, Bahamas, Tel: (604) 638-2575. The address, including zip code, and telephone number, including area code, of the registered offices of each of Seaspan Management Services Limited and Seaspan Advisory Services Limited is c/o Conyers Dill & Pearman Limited, Clarendon House, 2 Church Street, PO Box HM 666, Hamilton HM CX, Bermuda, Tel: (852) 2540-1686.

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York	One State Street, New York, NY 10004-1417

Federal Reserve Bank of New York	33 Liberty Street New York, NY 10045

Federal Deposit Insurance Corporation	550 17th Street, N.W. Washington, D.C. 20429 3501 N. Fairfax Drive Arlington, VA 22226

The Clearing House Association, L.L.C.	450 West 33rd Street New York, NY 10001

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligors.

If any of the obligors is an affiliate of the trustee, describe each such affiliation.

None.

3-15.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because, to the best of The Bank of New York Mellon’s knowledge, the obligors are not in default on any securities issued under indentures under which The Bank of New York Mellon acts as trustee and the trustee is not a foreign trustee as provided under Item 15.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York and formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735.)

4.	A copy of the existing By-Laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-187806)

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152735.)

7.	A copy of the latest report of condition of the trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 10th day of May, 2019.

THE BANK OF NEW YORK MELLON

By:	/s/ Teresa Wyszomierski
Teresa Wyszomierski Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business December 31, 2018, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	5,260,000
Interest-bearing balances	79,008,000
Securities:
Held-to-maturity securities	33,972,000
Available-for-sale securities	82,048,000
Equity securities with readily determinable fair values not held for trading	33,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	2,000
Securities purchased under agreements to resell	33,289,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	26,158,000
LESS: Allowance for loan and lease losses	119,000
Loans and leases held for investment, net of allowance	26,039,000
Trading assets	2,731,000
Premises and fixed assets (including capitalized leases)	1,586,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	1,765,000
Direct and indirect investments in real estate ventures	0
Intangible assets:	7,090,000
Other assets	13,586,000

Total assets	286,411,000

LIABILITIES
Deposits:
In domestic offices	139,207,000
Noninterest-bearing	65,812,000
Interest-bearing	73,395,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	104,092,000
Noninterest-bearing	6,080,000
Interest-bearing	98,012,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices .	4,621,000
Securities sold under agreements to repurchase	163,000
Trading liabilities	2,254,000
Other borrowed money:	3,624,000
(includes mortgage indebtedness and obligations under capitalized leases)
Not applicable
Not applicable
Subordinated notes and debentures	515,000
Other liabilities	6,102,000

Total liabilities	260,578,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	10,964,000
Retained earnings	15,065,000
Accumulated other comprehensive income	-1,681,000
Other equity capital components	0
Total bank equity capital	25,483,000
Noncontrolling (minority) interests in consolidated subsidiaries	350,000
Total equity capital	25,833,000

Total liabilities and equity capital	286,411,000

I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Michael Santomassimo
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Charles W. Scharf
Samuel C. Scott	Directors
Joseph J. Echevarria